UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 10, 2008

_________________________________

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.03          Material Modification to Rights of Security Holders.

Atmel Corporation (the “Company” or “Atmel”) has entered into an Amendment, dated as of November 10, 2008 (the “Rights Agreement Amendment”), by and between the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent (the “Rights Agent”) to EquiServe, L.P., to its Amended and Restated Preferred Shares Rights Agreement, dated as of October 18, 1999 (“Rights Agreement”), by and between the Company and EquiServe, L.P., as successor to BankBoston, N.A. This action was taken in response to the November 7, 2008 expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which provides Microchip Technology Inc. (“Microchip”) regulatory clearance to purchase 50 percent or more of Atmel’s outstanding common stock.

The Rights Agreement Amendment is designed to guard against a creeping accumulation of Atmel’s common stock by Microchip at an inadequate price during the current period of extraordinary volatility and disruption in the stock market, which would result in unequal treatment of Atmel stockholders and impair the Company’s ability to maximize shareholder value through the continued execution of the Company’s transformation plan. As announced on October 29, 2008, after a comprehensive review, and with advice from outside financial and legal advisors, Atmel’s Board of Directors unanimously determined that the October 1, 2008, unsolicited proposal from Microchip and ON Semiconductor Corporation (“ON”) is inadequate in multiple respects, as it significantly undervalues the Company, is unacceptably conditional, subject to significant execution risk, and is not in the best interests of Atmel’s stockholders.

The Rights Agreement previously provided that beneficial ownership of 20 percent or more of the outstanding common stock of the Company would cause the acquiror to become an Acquiring Person, as defined in the Rights Agreement. The Rights Agreement Amendment reduces this 20 percent threshold to 10 percent for persons or groups, such as Microchip and ON, that have made offers or proposals on or after October 1, 2008 to acquire 50 percent or more of Atmel’s stock or assets.

The Rights Agreement Amendment also amends the definition of “beneficial ownership” to include derivative interests in any contract that is designed to produce economic benefits and detriments to the applicable party that correspond substantially to the ownership by such party of a number of shares of the Company’s common stock, regardless of whether obligations under such contract are settled through the delivery of cash, the Company’s common stock or other property.

The Rights Agreement Amendment also appoints American Stock Transfer & Trust Company, LLC as successor Rights Agent under the Rights Agreement.

The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A, dated November 10, 2008, and is incorporated by reference herein. Reference is also hereby made to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on September 15, 1998, and the amendments thereto filed on December 6, 1999 and November 10, 2008, in each case relating to the Rights Agreement, as amended. Such Registration Statement on Form 8-A, as amended, is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Amendment to the Amended and Restated Preferred Share Rights Agreement, dated November 10, 2008, by and between Atmel Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 of Atmel Corporation's Registration Statement on Form 8-A/A, dated November 10, 2008).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                             ATMEL CORPORATION

Date: November 10, 2008                                                                                   By: /s/ Patrick Reutens
                                                                                                                                  Patrick Reutens
                                                                                                                                  Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment to the Amended and Restated Preferred Share Rights Agreement, dated November 10, 2008, by and between
Atmel Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 of Atmel
Corporation’s Registration Statement on Form 8-A/A, dated November 10, 2008).